Exhibit 10.23


                               LICENSING AGREEMENT

      Effective September 14th; 2000, Southern States Power Company, Inc. (hereinafter "SSPC"), and ANUVU Incorporated (hereinafter "ANUVU"), (hereinafter collectively referred to as the "Parties") agree as follows:

      ss. 1. Type of Agreement. This document is an agreement to license from SSPC to ANUVU certain Carbon-X fuel cell technology. This Licensing Agreement, in conjunction with certain agreements executed contemporaneously between ANUVU and Michael D. Jenks, or his designees, replaces entirely the fuel cell contract made by and between ANUVU and SSPC on September 25th, 1998.

      ss. 2. Description of License. ANUVU will provide SSPC with a document describing how to make a Membrane Electrode Assembly ("MEA") and will provide a training class for an SSPC representative on this subject. The MEA is one of the two major components of a Proton Exchange Membrane ("PEM") fuel cell. The other is the fuel cell Separator. ANUVU's Separator technology is not applicable to fuel cells under one kilowatt and will not be disclosed as part of this technology disclosure.

      ss. 3. Grant of License. ANUVU perpetually licenses for no fee the technology for the construction of the MEAs, as said technology exits at ANUVU on the effective date of this Licensing Agreement, to SSPC, and its successors. SSPC shall not disclose said technology other than as required to make use of said technology.

      ss. 4. ________________ of License. ANUVU agrees not to build or sell fuel cell modules under one kilowatt per product for three (3) years after the effective date of this Licensing Agreement, September 14th; 2000, and SSPC agrees not to build or sell a fuel cell system over one kilowatt per product for the same three (3) year period.

      ss. 5. License Assignable. The license granted in this Licensing Agreement by ANUVU shall be binding upon any successor to SSPC in control of the MEA technology. The license received by SSPC under this Licensing Agreement shall pass to any assigns for the benefit of creditors of the licensed party and to any receiver of its assets, or to any person or corporation succeeding to its entire business in LICENSED PRODUCTS as a result of sale, consolidation, reorganization, or otherwise, provided such assignee, receiver, person, or legal entity shall, without delay, accept in writing the provisions of this agreement and agrees to become in all respects bound thereby in the place and stead of the licensed party.

      ss. 6. Perpetual Term. This Licensing Agreement is perpetual in nature and is not subject to termination for any reason, whatsoever. However, as stated above, during the first three (3) years of this Licensing Agreement, ANUVU, arid its other licensees, have the exclusive right to build and sell fuel cell modules over one kilowatt per product and SSPC has the exclusive right to build and sell fuel cell modules under one kilowatt per product.

      ss. 7. Notices. All necessary notices or correspondence required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given when hand delivered or when mailed postage prepaid by first class certified mail, return receipt requested:

If to ANUVU:

                 Mr. Rex Hodge, President & CEO
                 ANUVU Incorporated
                 1201 "C" Street
                 Sacramento, California 95814

If to SSPC:

                 Mr. Harrison McCoy, III
                 Southern States Power Company, Inc.
                 830 Havens Road
                 Shreveport, Louisiana 71107

                 With a copy to:

                 Lawrence W. Taggart, Esq.
                 Law Offices of Lawrence W. Taggart
                 19 Lake Helix Drive - Suite #201
                 La Mesa, California 91941

      ss. 8. Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party.

      ss. 9. Attorney's Fees. If any party shall bring an action to enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement for all reasonable legal fees and costs, incurred by such party in enforcing the terms of this Agreement.

      ss. 10. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      ss. 11. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by either party hereto, such party shall not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws and regulations or any other cause whatsoever beyond the control of such party.


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



      ss. 12. Amendment and Waiver. This Licensing Agreement may be amended, or any provision of this Licensing Agreement may be waived, provided that any amendment or waiver will be binding on ANUVU only if such amendment or waiver is set forth in a writing executed by ANUVU, and provided that any amendment or waiver will be binding upon SSPC only if such amendment or waiver is set forth in a writing executed by SSPC. The waiver of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

      ss. 13. Construction & Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as if the Agreement were fully executed and performed under the laws of the State of California so that the principles of conflicts of laws would not apply.

      ss. 14. Severability. Should any provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legal and enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any provision shall not affect in any manner the other provisions herein contained, which remain in full force and effect.

      ss. 15. Grammatical Usage. Throughout this Agreement, reference to the neuter gender shall be deemed to include the masculine and feminine, the singular the plural and the plural the singular, as indicated by the context in which used.

      ss. 16. Headings; Context. The headings of the sections (ss.ss.) and paragraphs (P.P. ) contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

      ss. 17. Counterparts. This Agreement may be executed in numerous counterparts, all. of which shall be considered one and the same agreement. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

      ss. 18. Authority to Bind. ANUVU hereby warrants and represents that it has the full and unconditional right and authority to enter into, perform and be bound by the terms of this Agreement. SSPC hereby warrants and represents that it has the full and unconditional right and authority to enter into, perform and be bound by the terms of this Licensing Agreement and specifically that its executive vice president, Harrison A. McCoy, III, is authorized by the Board of Directors of SSPC to bind SSPC to the terms of this Licensing Agreement by executing this Licensing Agreement on behalf of SSPC.

      ss. 19. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, representations and warranties of the parties as to the subject matter of this Agreement.

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      BY  CAUSING  THIS  AGREEMENT  TO  BE  EXECUTED  HERE  BELOW,  THE  PARTIES
ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

      IN WITNESS WHEREOF, ANUVU and SSPC have executed this Agreement in multiple duplicate originals.

AGREED TO & ACCEPTED BY:               AGREED TO & ACCEPTED BY:

ANUVU Incorporated                     Southern States Power Company, Inc.

By:____________________ Date _______   By:_____________________ Date_______
     Rex Hodge                              Harrison A. McCoy, III
     As its President & CEO                 As its Executive Vice President



____________________________________   ______________________________________
Witness                                Witness


STATE of CALIFORNIA                    STATE of____________________________
COUNTY OF SACRAMENTO, SS.              County of __________________________, SS.


September ____, 2000                   September ____, 2000

Rex Hodge, President & CEO of ANUVU    Harrison A. McCoy, III, Executive Vice
Incorporated personally appeared       President of Southern States Power
before Me and acknowledged his         Company, Inc. personally appeared before
execution of the foregoing instrument  me and acknowledged his execution of the
to be the free act and deed of the     foregoing instrument to be the free act
corporation                            and deed of the corporation

Before me,                             Before me,



____________________________________   ______________________________________
Notary Public                          Notary Public
My commission expires:                 My Commission expires:


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